Exhibit 4.9

April 13, 2010

Consent of Robert Wares, P. Geo

Board of Directors, Osisko Mining Corporation

United States Securities and Exchange Commission

To the Board of Directors of Osisko Mining Corporation (the “Company”)

I, Robert Wares, P. Geo and Chief Operating Officer of the Company, consent to:

1.                                       The incorporation by reference in the Offer and Circular of the Company, included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the reports that were prepared under my direct supervision of certain mineral reserves at Canadian Malartic Project as at December 2008 and March 2010.

2.                                       The information that forms the summary of the reports of the description of project and other information pertaining to the Canadian Malartic Project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 13th day of April, 2010

SIGNED

/s/ Robert Wares
Robert Wares

1100, De la Gauchetiére Ouest, bureau 300, Montréal, Québec, Canada H3C 3E4
Téléphone (514) 735-7131 – Télécopieur (514) 933-3290
osisko.com